UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 5, 2008

Orthofix International N.V.
(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

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7 Abraham de Veerstraat
Curacao
Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011-59-99-465-8525

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2008, Orthofix International N.V. (the “Company”) announced that Robert S. Vaters, 48, has been appointed Executive Vice President and Chief Financial Officer of the Company effective as of September 7, 2008.  Mr. Vaters will also serve as Treasurer and Assistant Secretary of the Company.  A copy of the September 8, 2008 press release is attached hereto as Exhibit 99.1, and is hereby incorporated by reference.

Since March 2006, Mr. Vaters has served as a general partner in Med Opportunity Partners, a Connecticut based private equity firm.  Mr. Vaters has served as a director of Applied Neurosolutions, Inc. since October 2005, and from July 2006 until December 2007 served as their Chairman of the Board.  Previously, Mr. Vaters was employed as Executive Vice President of Inamed Corporation from August 2002 to March 2006, initially as Chief Financial Officer, then as head of Strategy and Corporate Development.

On September 7, 2008, Mr. Vaters entered into an employment agreement (the “Agreement”) with the Company’s main operating subsidiary, Orthofix Inc., which provides for a base salary of $350,000 per year and eligibility for incentive compensation of between 50% and 75% of his base salary pursuant to the Company’s annual incentive program. For 2008, Mr. Vaters' incentive compensation will be guaranteed at 50% of his base salary, prorated based on his date of hire.  As an additional inducement to enter into the Agreement, Mr. Vaters has been granted 150,000 stock options vesting in one-third increments beginning on the first anniversary of his date of employment.  The stock options are being granted pursuant to a standalone inducement stock option agreement, on terms substantially the same as grants made under the Company’s Amended and Restated 2004 Long Term Incentive Plan and related stock option agreement.  The exercise price of the stock options is $25.05.  A copy of the inducement stock option agreement is attached hereto as Exhibit 10.1, and is hereby incorporated by reference.

Other than the specifics set forth above, the Agreement is substantially similar to those of the other senior officers of the Company who have employment agreements, including as it relates to payments or other benefits resulting from a separation of employment or following a change in control (other than the Company’s CEO).  A detailed description of the terms of such employment agreements is set forth in the Company’s 2008 proxy statement under the headings “Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change of Control” and elsewhere therein.  A copy of the Agreement is attached hereto as Exhibit 10.2, and is hereby incorporated by reference.

Pursuant to the Company's offer letter to Mr. Vaters dated September 5, 2008, Mr. Vaters will receive a relocation package to facilitate a move to Boston, Massachusetts.  The relocation package includes a temporary relocation allowance of $3500 per month, as well as reimbursement of certain expenses with respect to the sale and moving of his primary residence, each as further described in the Company's offer letter to Mr. Vaters attached hereto as Exhibit 10.3 and incorporated herein by reference.

Tom Hein, who has served as Orthofix’s CFO for more than eight years, will remain with the Company as Executive Vice President of Finance.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.                                Description of Document

10.1	Form of Inducement Stock Option Agreement between Orthofix International N.V. and Robert S. Vaters.

10.2	Employment Agreement between Orthofix Inc. and Robert S. Vaters effective September 7, 2008.

10.3	Offer Letter from Orthofix International N.V. to Robert S. Vaters dated September 5, 2008.

99.1	September 8, 2008 Press Release regarding appointment of Robert S. Vaters as Chief Financial Officer of the Company.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Raymond C. Kolls
Name:	Raymond C. Kolls
Title:	Senior Vice President, General Counsel & Corporate Secretary